EXHIBIT 10.30

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
SPELTZ & WEIS LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is made and entered into as of this 17th day of May, 2005, by and between Huron Consulting Group Inc., a Delaware corporation (the “Member”) and Speltz & Weis LLC (formerly known as SC Holdings, LLC), a Delaware limited liability company (the “Company”).

WITNESSETH:

WHEREAS, pursuant to an Agreement of Merger (the “Merger Agreement”), dated May 17, 2005, between the Company and Speltz & Weis LLC, a New Hampshire limited liability company (“Speltz & Weis LLC - NH”), Speltz and Weis LLC - NH was merged with and into the Company (the “Merger”); and

WHEREAS, in connection with the Merger Agreement, the Company's name has been changed from “SC Holding, LLC”, to “Speltz & Weis LLC”;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Member and the Company hereby enter into and adopt this Agreement as the amended and restated limited liability company agreement of the Company.

1. Name. The name of the limited liability company is Speltz & Weis LLC.

2.  Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act (6 Del. C.§ 18-101 et seq.), as amended from time to time (the “Delaware Act”), and engaging in any and all activities necessary or incidental to the foregoing.

3. Powers of the Company.

(i)  The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2, including, but not limited to, the power:

(a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(b) to acquire, by purchase, lease, contribution of property or otherwise, and to own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(c) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Member or any person or other entity that directly or indirectly controls, is controlled by, or is under common control with the Member (any such person or entity, an “Affiliate”), or any agent of the Company necessary to, in connection with, convenient to, or incidental to, the accomplishment of the purpose of the Company. For purposes of the definition of Affiliate, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities or otherwise;

(d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), and other entities or individuals, or direct or indirect obligations of the United States or any foreign country or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(e) to lend money for any proper purpose, to invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

(f) to sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

(g) to appoint employees and agents of the Company, and define their duties and fix their compensation;

(h) to indemnify any person or entity and to obtain any and all types of insurance;
(i) to cease its activities and cancel its insurance;

(j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(k) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

(l) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(m) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

(ii) The Company may merge with, or consolidate into, another limited liability company or other business entity, subject to restrictions and or limitations imposed on the Company and the other limited liability company or other business entity by the Delaware Act and any applicable laws of the state of formation of such other limited liability company or other business entity, upon the approval of the Member, in its sole discretion.

4. Member. The name and the business, residence or mailing address of the Member of the Company are as follows:

Name:             Address:
Huron Consulting Group   550 West Van Buren Street
            Chicago, IL 60607

5. Powers of Member. The Member shall have the power to exercise any and all rights and powers granted to the Member pursuant to the express terms of this Agreement. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, the Managing Member (as hereinafter defined) shall have the power to act for and on behalf of, and to bind, the Company. The Managing Member is hereby designated as an authorized person, within the meaning of the Delaware Act, to execute, deliver and file any amendments and/or restatements to the certificate of formation of the Company and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

6.	Management.

6.1	Management of the Company.

(i) The Member shall be the managing member of the Company (the “Managing Member”) and, in such capacity, shall manage the Company in accordance with this Agreement. The Managing Member is an agent of the Company's business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company.

(ii) The Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Managing Member shall be the sole person or entity with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person or entity by the Managing Member, and such delegation shall not cause the Managing Member to cease to be the Member or the Managing Member. There shall not be a “manager” (within the meaning of the Delaware Act) of the Company.

(iii) The Managing Member may appoint individuals with or without such titles as it may elect, including the titles of President, Vice President, Treasurer, Secretary, and Assistant Secretary, to act on behalf of the Company with such power and authority as the Managing Member may delegate in writing to any such persons.

6.2 Powers of the Managing Member. The Managing Member shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts deemed by the Managing Member to be necessary or appropriate to effectuate the business, purposes and objectives of the Company, at the expense of the Company. Without limiting the generality of the foregoing, the Managing Member shall have the power and authority to:

(i) establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to allocations and distributions;

(ii) bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise; and

(iii) execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including, without limitation, all documents, agreements and instruments related to the making of investments of Company funds.

The expression of any power or authority of the Managing Member in this Agreement shall not in any way limit or exclude any other power or authority of the Managing Member that is not specifically or expressly set forth in this Agreement.

6.3  No Management by Other Persons or Entities. Except and only to the extent expressly delegated by the Managing Member, no person or entity other than the Managing Member and the Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

6.4 Reliance by Third Parties. Any person or entity dealing with the Company or the Managing Member may rely upon a certificate signed by the Managing Member as to:
(i) the identity of the Managing Member;

(ii) the existence or non-existence of any fact or facts that constitute a condition precedent to acts by the Managing Member or are in any other manner germane to the affairs of the Company;

(iii) the persons who or entities that are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or the Member.

6.5  Records and Information. Unless otherwise required by a mandatory provision of law, neither the Company, the Member nor the Managing Member shall have any obligation to maintain any books or records of the Company; provided that the Managing Member may keep books and records of the Company and may, from time to time, designate recordkeeping requirements for the Company.

7. Term; Dissolution. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with this Section 7. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member, (b) the occurrence of any event other than the death or incompetency of the Member that terminates the continued membership of the Member without the admission of a successor member to the Company or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act. In the event of the death or incompetency of the Member, the Company shall not dissolve but the personal representative (as defined in the Delaware Act) of the Member shall agree in writing to continue the Company and to the admission of the personal representative of the Member or its nominee or designee to the Company as a member, effective as of the death or incompetency of the Member. Upon the dissolution of the Company, the Managing Member shall wind up in the Company's affairs and distribute its assets as provided in the Delaware Act. Upon the completion of the winding up of the Company, the Managing Member shall file a certificate of cancellation with the Secretary of State of the State of Delaware canceling the Company's certificate of formation at which time the Company shall terminate.

8. Capital Contribution. The Member shall make such initial capital contribution to the Company in such amount as it shall deem appropriate in its sole discretion.

9. Additional Contributions. The Member may but is not required to make any additional capital contribution to the Company.

10. Allocation of Profits and Losses: Tax Status. The Company's profits and losses shall be allocated to the Member. At all times that the Company has only one member (who owns 100% of the limited liability company interests in the Company), it is the intention of the Member that the Company be disregarded for federal, state, local and foreign income tax purposes.

11. Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Managing Member, provided that no distribution shall be made in violation of the Delaware Act and no distribution shall be made to the Member in connection with the resignation of the Member in the event the Member is adjudged incompetent to manage its person or property by a court of competent jurisdiction and, unless otherwise determined by the Member, no distribution will be paid to the Member upon its withdrawal in connection with the voluntary assignment of its entire interest pursuant to Section 12 thereof.

12. Assignments. The Member may transfer or assign (including as a collateral assignment or pledge) in whole or in part its limited liability company interest. In connection with a voluntary transfer or assignment by the Member of its entire limited liability company interest in the Company (not including a collateral assignment or pledge), the Member will automatically withdraw and the assignee will automatically and simultaneously be admitted as the successor Member without any further action at the time such voluntary transfer or assignment becomes effective under applicable law and the Company shall be continued without dissolution.

13. Resignation. The Member may resign from the Company at such time as it shall determine; provided that the Member shall be deemed to have resigned from the Company at such time as it shall be adjudged by a court of competent jurisdiction to be incompetent to manage its person or property. Neither the filing of a voluntary petition in bankruptcy nor any other event specified in Section 18-304 of the Delaware Act will cause the Member to cease to be a member of the Company.

14. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member. Prior to the admission of any such additional member of the Company (including an admission in connection with a partial assignment or transfer pursuant to Section 12), this Agreement shall be amended by the Member and the person or persons to be admitted as additional members to make such changes as they shall determine to reflect the fact that the Company shall have more than one member.

15. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Delaware Act.

16. Exculpation and Indemnification.

16.1  Exculpation.

(i) The Member, whether acting as Member, in its capacity as Managing Member, or in any other capacity, shall, to the fullest extent permitted by law, have no liability to the Company or to any other person for any loss, damage or claim incurred by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted by the Member.

(ii) The Member shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Member reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid. The foregoing provision shall in no way be deemed to reduce the limitation on liability of the Member provided in Clause (i) of this Section 16.1.

(iii) All provisions of this Section 16.1 shall apply to any former member of the Company for all actions or omissions taken while such person was the Member of the Company to the same extent as if such person were still the Member of the Company.

16.2 Duties and Liabilities of the Member.

(i) To the extent that, at law or in equity, the Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other person, the Member acting under this Agreement shall not be liable to the Company or to any other person for its reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Member otherwise existing at law or in equity, are agreed to replace such other duties and liabilities of such Member.

(ii) Whenever in this Agreement the Member is permitted or required to make a decision (a) in its “discretion” or under a grant of similar authority or latitude, the Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (b) in its “good faith” or under another express standard, the Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

16.3 Indemnification. To the fullest extent permitted by applicable law, the Member (irrespective of the capacity in which it acts) shall be entitled to indemnification from the Company for any loss, damage or claim incurred by the Member by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted by him on behalf of the Company; provided, however, that any indemnity under this Section 16.3 shall be provided out of and to the extent of Company assets only, and neither the Member nor any other person shall have any personal liability on account thereof.

16.4 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by the Member in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding.

16.5 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Managing Member shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons or entities as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement.

16.6 Other. The Managing Member and the Company may enter into indemnity contracts with any other persons granting such persons rights of indemnification and may adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 16 and containing such other procedures regarding indemnification all as the Managing Member determines in its sole discretion.

17. Outside Business. The Member or any Affiliate thereof may engage in or possess an interest in any business venture of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Member shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Member or any Affiliate thereof shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

18. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Member.

19. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to the rules of conflict of laws thereof or of any other jurisdiction that would call for the application of the substantive laws of a jurisdiction other than the State of Delaware.

20. Miscellaneous. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references to “Sections” and “Clauses” shall refer to corresponding provisions of this Agreement. The use of the word “including” or any similar term shall be deemed to mean “including, without limitation.” Any reference in this Agreement to any law, rule or regulation shall be construed as reference to such law, rule or regulation as the same may have been, or may from time to time be, amended, revised or reenacted and any successor thereto. The headings of sections in this Agreement are intended for reference purposes only and shall be given no substantive meaning or any interpretive force.

IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Agreement as of the 17th day of May, 2005.

HURON CONSULTING GROUP INC., Member

By: /s/ James K. Rojas
Name: James K. Rojas
Title: VP Corporate Development

The Company hereby executes this Agreement for the purposes of becoming a party hereto and agreeing to perform its obligations and duties hereunder and being entitled to enjoy its rights and benefits hereunder.

SPELTZ & WEIS LLC

By: Huron Consulting Group Inc.,
as Managing Member

By: /s/ James K. Rojas
Name: James K. Rojas
Title: VP Corporate Development